UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2014

Date of Report (Date of earliest event reported)

EVENT CARDIO GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52518	20-8051714
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2798 Thamesgate Dr. Mississauga, Ontario, Canada	L4T 4E8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 289-407-4377

Sunrise Holdings Limited

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

On November 7, 2014, the Company sold 700,000 shares of its common stock to an accredited investor for an aggregate purchase price of $100,000.

The securities issued in the foregoing transaction were exempt from registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder as a transaction by an issuer not involving a public offering. The Company placed legends on the certificate stating that the securities were not registered under the Securities Act and set forth the restrictions on its transferability and sale. No general advertising or solicitation was used in selling the securities. No commissions or underwriting fees were paid to any placement agents in connection with the sale or issuances of the securities.

ITEM 8.01 Other Events.

On November 7, 2014, the Company amended its Certificate of Incorporation, as previously amended, to change its name to Event Cardio Group Inc.

As previously reported in the Company’s Definitive Information Statement filed with the Securities and Exchange Commission on October 15, 2014, the amendment listed above was approved by the holder of the majority of the voting power of the Company’s voting stock on October 2, 2014.

This corporate action took effect on the OTCQB at the open of business on 11/07/14. The Company’s new ticker symbol for its common stock is “ECGI”.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) Exhibits	Description

Exhibit 1	Certificate of Amendment to the Company’s Articles of Incorporation, effective on November 7, 2014.

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Event Cardio Group Inc.

Dated: November 10, 2014	By:	/s/ John Bentivoglio
	Name:	John Bentivoglio
	Title:	Chief Executive Officer